===========================================================================

                                UNITED STATES
                     SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C. 20549

                             ___________________

                                  FORM 8-K

                               CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF
                     THE SECURITIES EXCHANGE ACT OF 1934


     Date of report (Date of earliest event reported): October 13, 2005

                       FARMSTEAD TELEPHONE GROUP, INC.
           (Exact name of registrant as specified in its charter)


          Delaware                   0-15938             06-1205743
(State or other jurisdiction      (Commission          (IRS Employer
     of incorporation)            File Number)      Identification No.)


22 Prestige Park Circle, East Hartford, CT               06108-3728
 (Address of principal executive offices)                (Zip Code)


     Registrant's telephone number, including area code: (860) 610-6000


---------------------------------------------------------------------------
       (Former name or former address, if changed since last report.)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


===========================================================================

ITEM 1.01.  ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

      On October 13, 2005, the Company and Mr. Jean-Marc Stiegemeier, the Company's Chairman, Chief Executive Officer and President executed an agreement modifying the following terms of Mr. Stiegemeier's employment agreement with the Company: (i) the vesting date of 300,000 of the 600,000 options granted in October 2004 was changed to October 1, 2005; and (ii) the use of a Company-leased residential house was extended for an additional year. In addition, Mr. Stiegemeier's Base Salary, as defined, was increased to $500,000 per annum. These changes were approved by the Company's Compensation Committee and the full Board of Directors, and are effective as of October 1, 2005.


ITEM 9.01.  FINANCIAL STATEMENTS AND EXHIBITS

(c) Exhibits

      99 (a) First Addendum to that Certain Employment Agreement Between
             Farmstead Telephone Group, Inc. and Jean-Marc Stiegemeier Dated as of October 1, 2004


                                 SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                       FARMSTEAD TELEPHONE GROUP, INC.


                                       By: /s/ Robert G. LaVigne
                                           --------------------------------
                                           Robert G. LaVigne
                                           Executive Vice President &
                                           Chief Financial Officer


Date: October 13, 2005